                                                                  Exhibit 99.01


                                     PROXY

                          PACIFIC NUMBERIX CORPORATION

   This Proxy Is Solicited On Behalf Of The Board of Directors Of The Company

The undersigned hereby appoints Nicholas Csendes or Anthony L. Ryan, or any one or more of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all the shares of Common Stock and Preferred Stock held of record at the close of business on October 31, 1999 by the undersigned at the special meeting of the Stockholders of Pacific Numerix Corporation to be held at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, Pittsburgh, PA 15219, on ____________, 1999 at 8:00 a.m. and at any adjournment thereof.


--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS

                          PACIFIC NUMERIX CORPORATION

                             ________________, 1999

-------------------------------------------------------------------------------

[ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                       FOR           AGAINST          ABSTAIN


1.  To approve the merger              [ ]            [ ]               [ ]
    agreement in which
    Ansoft Acquisition
    Corp., a wholly owned
    subsidiary of Ansoft
    Corporation will merge
    with and into the
    Company.


This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified in the squares provided, the proxies shall vote FOR the approval of the merger agreement. The proxies shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.



By: _______________________________________________    Dated:___________, 1999

NOTE: Stockholder sign here exactly as name appears hereon.